Exhibit 10.2

Execution Version

AMENDMENT NO. 1 AND LIMITED CONSENT TO CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 1 AND LIMITED CONSENT TO CREDIT AND SECURITY AGREEMENT (this “Agreement”) is made as of this 19th day of July, 2018, by and among PTC Therapeutics, INC., a Delaware corporation (“Borrower”), MIDCAP FINANCIAL TRUST, as Agent (in such capacity, together with its successors and assigns, “Agent”) and the financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A.                                    Agent, Lenders and Borrower have entered into that certain Credit and Security Agreement, dated as of May 5, 2017 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement” and, as the same is amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrower in the amounts and manner set forth in the Credit Agreement.

B.                                    Borrower desires to acquire Agilis Biotherapeutics, Inc., a Delaware corporation (“Agilis”), through the acquisition of all or substantially all of the equity interests of Agilis upon the merger of Agilis with and into Agility Merger Sub, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Borrower formed to consummate such acquisition  (“Agilis Merger Sub”), on the terms and conditions set forth in the Agreement and Plan of Merger, dated as of July 19, 2018 and attached hereto as Exhibit A, by and among Borrower, Agilis Merger Sub, Agilis and solely in such person’s capacity as the representative, agent and attorney-in-fact of the Company Equityholders (as defined in the Agilis Acquisition Agreement), Shareholder Representative Services LLC, a Colorado limited liability company (as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Financing Documents, the “Agilis Acquisition Agreement”).

C.                                    In connection with the entering into of the Agilis Acquisition Agreement, Borrower desires to enter into that certain Bridge Loan and Security Agreement, by and among Borrower, Agilis, and certain Subsidiaries of Agilis party thereto as guarantors, dated as of July 19, 2018 and attached hereto as Exhibit B (as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Financing Documents, the “Agilis Bridge Loan Agreement”) to make secured loans in cash to Agilis in an aggregate principal amount of up to $20,000,000. Such advances will be made in two drawings of up to $10,000,000, with the first advance occurring on or about the effective date of the Agilis Acquisition Agreement and the second advance occurring on or after the date that is 45 days after the effective date of the Agilis Acquisition Agreement if the Agilis Acquisition has not been consummated by such date.

D.                                    Pursuant to Section 5.7(a) of the Credit Agreement, no Borrower shall, or shall permit any of its Subsidiaries to, make any Investment or enter into any agreement to make any Investment other than Permitted Investments.

E.                                     Pursuant to Section 5.7(b) of the Credit Agreement, no Borrower shall, or permit any of its Subsidiaries to, acquire or enter into any agreement to acquire any assets other than in the Ordinary Course of Business or as permitted under the definition of Permitted Investments.

F.                                      Pursuant to Section 5.1 of the Original Credit Agreement, no Borrower will, or will permit any Subsidiary to, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations.

G.                                    Pursuant to Section 5.6(a) of the Original Credit Agreement, no Borrower will, or will permit any Subsidiary to, directly or indirectly, consolidate or merge or amalgamate with or into any other

Person.

H.                                   Borrower has requested, and Agent and Lenders constituting at least the Required Lenders have agreed, on and subject to the terms and conditions set forth in this Agreement and the other Financing Documents, to (a) consent to Borrower and Agilis Merger Sub entering into the Agilis Acquisition Documents (as defined below), and (b) amend certain provisions of the Original Credit Agreement to, among other things, permit (i) the acquisition contemplated by the Agilis Acquisition Agreement, (ii) the making of the Agilis Bridge Loans (as defined below), and (iii) the incurrence of Contingent Obligations in respect of the Contingent Consideration (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Required Lenders and Borrower hereby agree as follows:

1.                                      Recitals.  This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby.  The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2.                                      Limited Consent.  Subject to the terms and conditions of this Agreement, including, without limitation, the condition to effectiveness set forth in Section 6 below, and notwithstanding the requirements, limitations or restrictions set forth in the Credit Agreement or any other Financing Document, Agent and the Lenders party hereto (which Lenders constitute at least the Required Lenders) hereby consent to (a) the formation of Agilis Merger Sub and PTC Intermediate Holdings, Inc., a Delaware corporation and directly owned subsidiary of Borrower (“HoldCo”), and agree that Borrower shall not be required to comply with the requirements set forth in Section 4.11(a) and (d) of the Credit Agreement with respect to the Agilis Merger Sub or HoldCo prior to the date that is ten (10) Business Days following the consummation of Permitted Agilis Acquisition; provided that (x) the Permitted Agilis Acquisition is consummated on or prior to the Outside Date (as defined in the Agilis Acquisition Agreement) (or such later date as Agent may agree in writing) and (y) Borrower does not make any Investment (other than any de minimis Investment) in the Agilis Merger Sub or HoldCo prior to the consummation of the Permitted Agilis Acquisition, (b) Borrower and Agilis Merger Sub entering into the Agilis Acquisition Documents, and (c) the provisions of the Credit Agreement (including, without limitation, Section 5.6 of the Credit Agreement) to the contrary notwithstanding, the merger of Agilis Merger Sub with and into Agilis upon the consummation of the Permitted Agilis Acquisition.  The consent set forth in this Section 2 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i)otherwise  be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or of any other Financing Document; (ii) prejudice any right that Agent or Lenders have or may have in the future under or in connection with the Credit Agreement or any other Financing Document; (iii) constitute a consent to or waiver of any past, present or future Default or Event of Default or other violation of any provisions of the Credit Agreement or any other Financing Documents, (iv) create any obligation to forbear from taking any enforcement action, or to make any further extensions of credit or (v) establish a custom or course of dealing among any of the Credit Parties, on the one hand, or Agent or any Lender, on the other hand.

3.                                      Amendment to Original Credit Agreement.  Subject to the terms and conditions of this Agreement, including, without limitation, the condition to effectiveness set forth in Section 6 below, the Original Credit Agreement is hereby amended as follows:

(a)                                 Section 1.1 of the Original Credit Agreement is hereby amended by deleting the definition of “Material Contracts” in its entirety and replacing it with the following:

“Material Contracts” means (a) the Operative Documents, (b) the agreements listed on Schedule 3.17, (c) the 2022 Convertible Note Documents, (d) the Closing Date Intercompany Agreements, (e) from and after the Agilis Acquisition Closing Date, the Agilis Acquisition Documents, and (f) any agreement or contract to which a Credit Party or its Subsidiaries is a party the termination of which would reasonably be expected to result in a Material Adverse Effect..

(b)                                 The definition of “Permitted Contingent Obligations” in Section 1.1 of the Original Credit Agreement is hereby amended by:

(i)                                     adding the following new clause (h); and

“Contingent Obligations consisting of Contingent Consideration (as defined in the Agilis Acquisition Agreement) payable pursuant to terms of the Agilis Acquisition Agreement;” and

(ii)                                  renumbering existing clause (h) as new clause (i) and replacing the reference therein to clause “(g)” with a reference to clause “(h)”.

(c)                                  The definition of “Permitted Investments” in Section 1.1 of the Original Credit Agreement is hereby amended by:

(i)                                     adding the following new clause (l);

“(l)                               the making of the Agilis Bridge Loans pursuant to and in accordance with the terms and conditions of the Agilis Bridge Loan Agreement; provided that at or after the consummation of the Permitted Agilis Acquisition, such Agilis Bridge Loans are either repaid (including by reducing, offsetting, adjusting or netting against payments otherwise made on the Agilis Acquisition Closing Date), cancelled or otherwise subordinated to the Obligations pursuant to terms and documentation reasonably satisfactory to Agent and Required Lenders;”

(ii)                                  adding the following new clause (m);

“(m)                       the Permitted Agilis Acquisition; and”; and

(iii)                               adding the following new clause (n);

“(n)                           Investments of Agilis assumed by Borrower or any Subsidiary thereof         pursuant to the terms of the Agilis Acquisition Agreement and existing on the Agilis Acquisition Closing Date.”

(iv)                              renumbering existing clause (l) as new clause (o).

(d)                                 The definition of “Permitted Debt” in Section 1.1 of the Original Credit Agreement is hereby amended by:

(i)                                     adding the following new clause (k):

“(k) Debt of Agilis (other than Debt for borrowed money) assumed by Borrower or any Subsidiary thereof pursuant to the terms of the Agilis Acquisition Agreement not to exceed $1,000,000 in the aggregate at any time outstanding.”

(e)                                  The definition of “Permitted Liens” in Section 1.1 of the Original Credit Agreement is hereby amended by:

(i)                                     adding the following new clause (p):

“(p) Liens (other than Liens securing Debt for borrowed money) of Agilis assumed by Borrower or any Subsidiary thereof pursuant to the terms of the Agilis Acquisition Agreement not to exceed $1,000,000 in the aggregate at any time outstanding.”

(f)                                   Section 1.1 of the Original Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order therein:

““Agilis” has the meaning set forth in the First Amendment.”

““Agilis Acquisition Agreement” has the meaning set forth in the First Amendment.”

““Agilis Acquisition Closing Date” means the date on which the Permitted Agilis Acquisition is consummated in accordance with the terms and conditions of the Agilis Acquisition Documents.”

““Agilis Acquisition Documents” means the Agilis Acquisition Agreement and the Agilis Bridge Loan Documents, in each case, including the exhibits and schedules thereto, and all other agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith.”

““Agilis Bridge Loan Agreement” has the meaning set forth in the First Amendment.”

““Agilis Bridge Loan Documents” means the “Loan Documents”, as defined in the Agilis Bridge Loan Agreement.”

““Agilis Bridge Loans” means the loans made by Borrower on and subject to the terms of the Bridge Loan Documents and secured by the assets of Agilis and its subsidiaries as described more fully in, and pursuant to the terms of, the Agilis Bridge Loan Agreement and the other Agilis Bridge Loan Documents.”

““Agilis Merger Sub” has the meaning set forth in the First Amendment.”

““First Amendment” means that certain Amendment No. 1 and Limited Consent to Credit Agreement, dated as of July 19, 2018, by and among the Borrower, the Required Lenders, and Agent.

““First Amendment Effective Date” means the first date that the condition in Section 6 of the First Amendment are satisfied.”

““Permitted Agilis Acquisition” means the Acquisition by Borrower of all the equity interests of Agilis solely to the extent that such Acquisition is consummated in all material respects in accordance with the terms of the Agilis Acquisition Agreement, which shall not have been amended, waived or modified in a manner materially adverse to the Lenders or Agent, in their or its capacity as such, without the written consent of Agent and the Required Lenders.  Without limiting the foregoing, it is understood and agreed that Borrower shall comply with Section 4.11 of the Credit Agreement with respect to all entities and assets acquired by Credit Parties in the Permitted Agilis Acquisition following the closing of such Acquisition;

(g)                                  Section 5.7 of the Original Credit Agreement is hereby amended by deleting clause (b) thereof in its entirety and replacing it with the following:

“(b) without limiting clause (a), acquire or enter into any agreement to acquire any assets other than (i) the Permitted Agilis Acquisition, (ii) in the Ordinary Course of Business, or (iii) as otherwise permitted under the definition of Permitted Investments,”.

(h)                                 Section 5.7 of the Original Credit Agreement is hereby amended by deleting clause (c) thereof in its entirety and replacing it with the following:

“(c) engage or enter into any agreement to engage in any joint venture or partnership with any other Person other than, from and after the Agilis Acquisition Closing Date, the Credit Parties’ ownership interest in Agilis GTRI Japan, Inc., a corporation incorporated under the laws of Japan (“Agilis GTRI”), provided that (i) Credit Parties shall not, nor permit their Subsidiaries to, make any Investment in Agilis GTRI following First Amendment Effective Date other than Permitted Investments, and (ii) no Credit Party, or any subsidiary thereof, shall commingle any of its assets (including cash and cash equivalents) with Agilis GTRI’s assets.

4.                                           Representations and Warranties; Reaffirmation of Security Interest.  Borrower hereby confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  Without limiting the foregoing, each Borrower represents and warrants that prior to and after giving effect to the agreements set forth herein, no Default or Event of Default exists under any of the Financing Documents as of the date hereof.  Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral.  Borrower acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of Borrower, and are enforceable against Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.  Borrower further represents and warrants that it has provided to Agent true, correct and complete copies of the Agilis Acquisition Agreement, the Agilis Bridge Loan Agreement, and all other material Agilis Acquisition Documents executed on or prior to the First Amendment Effective Date.

5.                                      Collateral Assignment.

(a)                                 For the purpose of securing the Obligations, Borrower hereby collaterally assigns and transfers to Agent, for its benefit and the benefit of the Lenders, and grants a security interest to Agent, for its benefit and the benefit of the Lenders (as collateral security for the performance and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been made)), in, all right, title and interest of Borrower in, to and under: (i) each Agilis Acquisition Document, including but not limited to, any and all rights of enforcement with respect to any breach by any party to the Agilis Acquisition Documents, including all rights and remedies and the ability to enforce with respect to the “Collateral” (as defined in the Agilis Bridge Loan Agreement) under the Agilis Bridge Loan Documents, rights of indemnification, reservations of rights, assignments of warranties, whenever arising or coming into existence, termination rights, and Borrower’s right to payments under and its right to receive payments or other amounts from any party pursuant to or in connection with the Agilis Acquisition Documents, and (ii) all proceeds of the foregoing; provided that neither the Agent nor any Lender shall have any right to enforce the provisions of any Agilis Acquisition Document unless an Event of Default has occurred and is continuing under the Credit Agreement.  Upon request of Agent, Borrower shall assign any UCC-1 financing statements filed by Borrower in connection with the Agilis Bridge Loan Agreement to Agent for purposes of securing the Obligations under the Financing Documents.

(b)                                 Notwithstanding the foregoing, Borrower expressly agrees that it shall remain liable under the Agilis Acquisition Documents to perform all of the conditions and obligations provided therein to be observed and performed by it, and neither the assignment pursuant to this Section 5 nor any action taken hereunder, shall cause Agent or any of the Lenders to be under any obligation or liability in any respect to any party to the Agilis Acquisition Documents including, without limitation, Borrower, for the performance or observance of any of the representations, warranties, conditions, covenants, agreements or terms of the Agilis Acquisition Documents.

6.                                      Effectiveness.  This Agreement shall become effective as of the date on which Agent shall have received (including by way of facsimile or other electronic transmission) a duly authorized, executed and delivered counterpart of the signature page to this Agreement from Borrower, Agent and the Required Lenders.

7.                                      Release.  In consideration of the agreements of Agent and Required Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of its respective current and former directors, officers, shareholders, agents, and employees, and each of its respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, solely to the extent existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) any or all of this Agreement, the other Financing Documents, the Agilis Acquisition Documents and/or the transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among any Borrower, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, in each case, based in whole or in part on facts, whether or not now known, existing before the First Amendment Effective Date; provided that the foregoing release shall not apply to (A) any material acts or omissions of, or any material breach by, any such Released Parties under this Agreement, (B) any claims or disputes solely between or among Released Parties or (C) the fraud, gross negligence, bad faith or willful misconduct of any Released Parties.  Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Required Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Required Lenders in connection therewith.

8.                                      No Waiver or Novation.  The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.  Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default.  This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

9.                                      Affirmation.  Except as specifically amended pursuant to the terms hereof, Borrower hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower.  Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

10.                               Miscellaneous.

(a)                                 Reference to the Effect on the Credit Agreement.  Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement.  Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower.

(b)                                 GOVERNING LAW.  THIS AGREEMENT AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

(c)                                  WAIVER OF JURY TRIAL.   BORROWER, AGENT AND THE LENDERS PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  BORROWER, AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  BORROWER, AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(d)                                 Incorporation of Credit Agreement Provisions.  The provisions contained in Section 11.6 (Indemnification), Section 12.8 (Submission to Jurisdiction) and Section 12.14 (Expenses; Indemnity) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(e)                                  Headings.  Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(f)                                   Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

(g)                                  Entire Agreement.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(h)                                 Severability.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(i)                                     Successors/Assigns.  This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, the undersigned have executed this Agreement as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FINANCIAL TRUST,

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

LENDERS:	MIDCAP FUNDING III TRUST,

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

MIDCAP FUNDING XIII TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

LENDERS:	MIDCAP FINANCIAL TRUST,

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

LENDERS:	ELM 2016-1 TRUST

By: MidCap Financial Services Capital Management, LLC, as Servicer

	By:	/s/ Adam Day
Name: Adam Day
Title: Authorized Signatory

LENDERS:	FLEXPOINT MCLS SPV LLC

	By:	/s/ Daniel Edelman
Name: Daniel Edelman
Title: Vice President

LENDERS:	APOLLO INVESTMENT CORPORATION

By: Apollo Investment Management, L.P., as Advisor

By: ACC Management, LLC, as its General Partner

	By:	/s/ Tanner Powell
Name: Tanner Powell
Title: Authorized Signatory

BORROWER:	PTC THERAPEUTICS, INC.

	By:	/s/ Mark E. Boulding
Name: Mark E. Boulding
Title: Executive Vice President — Chief Legal Officer

Exhibit A — AGILIS ACQUISITION AGREEMENT

(see attached)

Exhibit B — AGILIS BRIDGE LOAN AGREEMENT

(see attached)